Exhibit 15

May 12, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated May 6, 2016 on our reviews of interim financial information of Baxter International Inc. (the “Company”) for the three month periods ending March 31, 2016 and 2015 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 are incorporated by reference in the Baxalta Incorporated Registration Statement on Form S-4, dated May 12, 2016.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois